UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2012

RAM ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50682	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E. Skelly Drive, Suite 650 Tulsa, OK	74135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 663-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 21, 2011, RAM Energy Resources, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Halcon Resources LLC, a Delaware limited liability company (“Halcon”). Pursuant to the Purchase Agreement, (i) Halcon will purchase and the Company will sell 220,000,000 shares of the Company’s common stock (the “Shares”) for a purchase price of $275,000,000, or $1.25 per share, representing approximately 74% of the Company’s outstanding common stock immediately following the closing, and (ii) Halcon will purchase at face value and the Company will issue a senior convertible promissory note in the principal amount of $275,000,000 (the “Note”), together with five year warrants to purchase 110,000,000 shares of the Company’s common stock at an exercise price of $1.50 per share, subject to customary adjustments (the “Warrants”). The purchase and sale of the Shares, the Note and the Warrants is referred to herein as the “Securities Purchase.”

The Board of Directors of the Company and the Board of Halcon have approved the Purchase Agreement and the Securities Purchase. On December 21, 2011, in connection with the execution of the Purchase Agreement, holders of a majority of the Company’s outstanding shares of common stock (the “Majority Stockholders”) executed a stockholders agreement (the “Stockholders Agreement”) pursuant to which such stockholders agreed to execute and deliver within 20 business days following the execution of the Purchase Agreement, or January 20, 2012, a written consent in lieu of meeting (the “Company Stockholder Approval”) approving (i) the issuance of the Shares, the Note and the Warrants pursuant to the terms of the Purchase Agreement; (ii) the amendment of the Company’s certificate of incorporation to (A) increase the Company’s authorized shares of common stock from 100,000,000 shares to 1,010,000,000 shares; (B) a one (1)-for-three (3) reverse stock split of the Company’s common stock upon satisfaction of the notice requirements of the NASDAQ Stock Market following the closing (the “Reverse Split”); and (C) the change of the Company’s name to Halcon Resources Corporation; (iii) the amendment of the Company’s 2006 Long-Term Incentive Plan to increase the number of shares that may be issued under the plan from 7,400,000 to 11,100,000 shares; and (iv) on an advisory (non-binding) basis, the compensation to be paid to the Company’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Purchase Agreement.

On January 17, 2012, pursuant to the terms of the Stockholders Agreement, the Majority Stockholders delivered to the Company the Company Stockholder Approval. The Majority Stockholders executing the Company Stockholder Approval owned of record (and consented with respect to) an aggregate of 39,790,772 shares of the Company’s common stock, which represented approximately 50.5% of the 78,768,405 total outstanding shares of the Company’s common stock on January 13, 2012, the record date for the stockholders entitled to sign the Company Stockholder Approval.

Because the Majority Stockholders have approved the transactions described above through execution of the Company Stockholder Approval in accordance with Delaware law and the Company’s certificate of incorporation and bylaws, the Company does not intend to solicit proxies from, or hold a meeting of, stockholders to approve such transactions.

Item 8.01 Other Events.

The Company and Halcon have scheduled the closing of the transactions contemplated by the Purchase Agreement to occur on February 8, 2012 (the “Closing”). On January 18, 2012, the Board of Directors of the Company set February 10, 2012 as the effective date of the Reverse Split, contingent upon the occurrence of the Closing on February 8, 2012. If the Closing occurs on February 8, 2012, the Reverse Split will be implemented effective at the opening of trading on February 10, 2012. The number of shares of the Company’s common stock issuable upon the exercise or conversion of the Warrants and the Note and their respective exercise and conversion prices will be appropriately adjusted to reflect the effects of the Reverse Split. Any resulting fractional shares will be rounded up to the next whole share. The Reverse Split will not be implemented in the event the Halcon transaction fails to close.

Forward-Looking Statements

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this report other than statements of historical facts, including the timing and expectation of closing of the transaction and occurrence or timing of the Reverse Split, are forward-looking statements. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include failure of either party to satisfy conditions to closing of the transaction, failure to effect the Reverse Split, general economic, market or business conditions as well as other risk factors described from time to time in the Company’s filings with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 18, 2012	RAM ENERGY RESOURCES, INC.

	By:	/s/ G. Les Austin
	Name:	G. Les Austin
	Title:	Senior Vice President and CFO